SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
			Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant []

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted
	by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 14a-12


		AMSTAR FINANCIAL SERVICES, INC.

	(Name of the Registrant as Specified In Its Charter)


	____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate Box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
	and 0-11.
	1.	Title of each class of securities to which transaction
		applies:
		______________________________________________________

	2.	Aggregate number of securities to which transaction
		applies:
		______________________________________________________

	3.	Per unit price or other underlying value of transaction
		computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
		______________________________________________________

	4.	Proposal maximum aggregate value of transaction.
		______________________________________________________

	5.	Total fee paid:
		______________________________________________________

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by
	Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:
		_______________________________________________________

	2.	Form, Schedule or Registration Statement No:
		_______________________________________________________

	3.	Filing Party:
		_______________________________________________________

	4.	Date Filed:
		_______________________________________________________



























































		AMSTAR FINANCIAL SERVICES, INC.
		10800 Biscayne Blvd., Suite 500
			Miami, Florida 33161

			CONSENT STATEMENT
	CONSENT OF SHAREHOLDERS IN LIEU OF SPECIAL MEETING

To the Shareholders of Amstar Financial Services, Inc.:

This Consent Statement is furnished to the Shareholders of Amstar Financial Services, Inc., a Florida corporation
("AMAF"), in connection with the solicitation of written consents on behalf of the Board of Directors of AMAF with respect to the matter set forth below. This Consent Statement was first being mailed to Shareholders of AMAF on or about October 8, 2003.

In connection with this Consent Statement, Shareholders were asked to consider and consent to a proposal to amend the AMAF Articles of Incorporation to increase the number of shares of authorized preferred stock from 10,000,000 shares to 20,000,000 shares (the "Amendment"). The Amendment passed with 61% approval of the common shareholders and 77% approval of the preferred stock shareholders.

The principal executive office of AMAF is 10800 Biscayne Blvd., Suite 500, Miami, FL 33161. The telephone number of the principal executive office of AMAF is (305)751-3232, extension 2266.

YOUR CONSENT IS IMPORTANT, THE APPROVAL OF THE AMENDMENT REQUIRES THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE SHARES OF OUTSTANDING COMMON STOCK AND A MAJORITY OF THE SHARES OF OUTSTANDING PREFERRED STOCK. ACCORDINGLY, YOU ARE URGED TO READ AND TO CONSIDER CAREFULLY THE INFORMATION CONTAINED IN THIS CONSENT STATEMENT AND RETURN YOUR CONSENT IMMEDIATELY.




The date of this Consent Statement is September 29th 2003.


		GENERAL INFORMATION

	Under Florida law, unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote were present and voted, and those consents are properly delivered to the corporation, AMAF's Articles of Incorporation do not limit the right of Shareholders of AMAF to take action by written consent.

	The Board of Directors has fixed the close of business on September 15, 2003 as the record date for the determination of Shareholders entitled to consent to the Proposal (the "Record Date"). Accordingly, only Shareholders of record on the books of AMSE at the close of Business on the Record Date will be entitled to consent to the Proposal. The Board has also fixed October 28, 2003 as the date on or after which the written consents will be tabulated.

	On the Record Date, AMAF had outstanding 26,158,059 shares of Common Stock and 7,076,336 shares of Preferred Stock, which are the outstanding shares of AMAF entitled to vote on this matter (the "voting stock"). Each share of Common Stock and Preferred Stock is entitled to one vote on the Amendment. The Common Stock and the Preferred Stock will constitutue separate voting groups on the Amendment and the consent of the holders of a majority of the out-standing Common Stock and Preferred Stock, voting as separate groups, will each be required to approve the Amendment. Accordingly, consent from the holders of 13,079,030 shares of Common Stock and the holders of 3,538,169 shares of Preferred Stock are required to adopt the Amendment

	The cost of soliciting consents will be borne by AMAF. In addition to solicitation by mail, officers, directors, and other employees of AMAF may solicit consents by telephone, telegraph or personal contact without additional compensation.

	Consents in the accompanying form that are properly executed and dated, duly returned and not revoked will be tabulated in accord-ance with the instructions on such consents. Any consent may be revoked in writing at any time prior to the close of business on the date that consents signed by a sufficient number of Shareholders to take the action are received by AMAF. The unrevoked signed and dated consents of the holders as of the Record Date are necessary to effect the approval of the Amendment. Shareholders who do not wish to consent to the Amendment should not return the consent form. Failure to return the consent form is the equivalent of a vote against the Amendment. Shareholders have no appraisal rights in connection with the Amendment.

			PURPOSE OF THE AMENDMENT

Increase in number of authorized shares of preferred stock from
			10,000,000 to 20,000,000

	This amendment to our Articles of Incorporation will increase the amount of our authorized preferred stock from 10,000,000 shares to 20,000,000 shares. The additional shares of preferred stock will differ from our existing shares of Convertible Preferred Stock which have fixed designations, rights and preferences. The Board of Directors would be authorized to issue such additional preferred stock from time to time in one or more series in their sole discretion. Subject to our Articles of Incorportion as amended, and the limitations prescribed by law or any stock exchange or national securities association trading system on which our securities may then be listed, the Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares of preferred stock in one or more series, to fix the number of shares and to change the number of shares constituting any series and to provide for the voting powers, designations, preferences, and relative, participating, optional or other special rights, qualifications, limit-ations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The Board of Directors is required to make any determin-ation to issue shares of preferred stock based on its judgement as to the best interest of the Company and our shareholders.


	Our Board of Directors believes the availability of additional preferred stock will provide us with increased financial flexibility in meeting future capital requirements by providing preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, the issuance for cash as a means of obtaining capital for use by us, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. The Board of Directors could, among other things, create a series of preferred stock, which is convertible into Common Stock either on a fixed basis or on a floating conversion price basis, but with a floor to avoid excessive dilution upon conversion, if any.

	Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of out-standing shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent directors from office even if such change were to be deemed by the shareholders to be generally favorable.

	While our management is continually reviewing our capital needs and potential acquisition candidates, there are no current understand-ings, agreements or commitments to issue any preferred stock.

			SECURITY OWNERSHIP OF CERTAIN
			BENEFICAL OWNERS AND MANAGEMENT

	The following table sets forth certain information regarding the beneficial ownership of Common Stock and Series A Convertible Preferred Stock as of the Record Date by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock or Preferred Stock, (ii) each current director of the Company, (iii) the Company's chief executive office and each of the Company's executive officers whose salary and bonus in 2002 exceeded $100,000, and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	A person or group is deemed to be the benefical owner of securities that can be acquired by such a person or group within 60 days upon exercise of options, warrants or convertible securities.
Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised or converted. The address of each beneficial owner is 10800 Biscayne Blvd., Suite 500, Miami, FL 33161.


				Shares Beneficially Owned(1)
			Common	Percentage	Preferred	Percentage
			Stock			Stock

Nelson A. Locke(2)(4)	5,571,818  21.3%	2,926,108	41.4%
Cheryl D. Locke(2)(4)	5,571,818  21.3%	2,926,108	41.4%
Charles M. Kluck(3)(4)	2,498,895   9.6%	  858,895	12.1%
Thomas G. Sherman(4)	  282,000   1.1%	   50,000	 0.7%
Michael Buono (4)       2,315,329   8.9% 	1,016,500       14.4%
Dean J. Girard		  148,408   0.6%	    -0-		  -
Deanne Anderson		1,713,831   6.7%	  716,500       10.1%
All executive officers
and directors as a
group (7 persons)	12,530,281 47.9%	5,568,003	78.7%

(1)	Based upon 26,158,059 common shares and 7,076,336 preferred
	shares outstanding as of August 25, 2003, plus shares which may be acquired within 60 days under stock options and convertible securities held as of such date.

(2)	Nelson A. Locke and Cheryl D. Locke own such shares as joint
	tenants.

(3)	Includes 401,776 common shares and 138,224 preferred shares
	owned by his sister, Linda Kluck.

(4)	Includes options to acquire shares under stock options as
	follows:
	Cheryl D. Locke and Nelson A. Locke 167,500 shares, Charles M. Kluck 50,000 shares, Michael J. Buono 50,000 shares, Thomas
	G. Sherman 50,000 shares, Dean Girard 20,000 shares, Deanne
	Anderson 50,000	shares, and Linda Kluck 50,000 shares.

(5)	Includes common stock which may be issued on conversion of
	preferred stock as follows:
	Nelson and Cheryl Locke  	3,026,108 shares
	Charles Kluck			  858,895 shares
	Michael Buono			1,016,500 shares































































			CONSENT OF SHAREHOLDER

				OF

		AMSTAR FINANCIAL SERVICES, INC.

				* * *

	The undersigned shareholder(s) of AMSTAR FINANCIAL

SERVICES, INC., a Florida corporation, hereby consent to the amendment of the Articles of Incorporation to increase the authorized preferred stock from 10,000,000 to 20,000,000 shares.



Date:	___________, 2003			_____________________




						______________________